UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2014

AVISTA CORPORATION
(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 18, 2014, Avista Corporation (Avista Corp. or the Company) entered into an amendment to its committed line of credit with Union Bank, N.A. as Administrative Agent, an Issuing Bank and Continuing Lender, Wells Fargo Bank National Association as an Issuing Bank and Continuing Lender and various other Continuing Lenders. The total amount of the committed line of credit remains unchanged from the original agreement at $400.0 million.

The amendment to the committed line of credit extends the expiration date from February 10, 2017 to the new expiration date of April 18, 2019. The amendment also provides the Company the option to request an extension of the committed line of credit for an additional one or two years beyond April 18, 2019, provided there is no event of default prior to the requested extension and the requested extension does not cause the remaining term until the expiration date to exceed five years. In addition to extending the expiration date, the amendment also adds a lower pricing level to the applicable interest rate and it decreases the limit on letters of credit issuances under the committed line of credit from $300.0 million to $200.0 million.

The committed line of credit is secured by $400.0 million of non-transferable First Mortgage Bonds of the Company issued to Union Bank N.A. Such First Mortgage Bonds would only become due and payable in the event, and then only to the extent, that the Company defaults on its obligations under the committed line of credit.

The customary covenants and default provisions from the original committed line of credit agreement, including a covenant not to permit the ratio of “consolidated total debt” to “consolidated total capitalization” of Avista Corp. to be greater than 65 percent at the end of any fiscal quarter, remain unchanged from the original agreement.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See description of the Company’s amendment to its $400.0 million committed line of credit under Item 1.01.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

4.1	Fifty-Sixth Supplemental Indenture, dated as of April 1, 2014.

10.1
Second Amendment to Credit Agreement, dated as of April 18, 2014, among Avista Corporation, Wells Fargo Bank, National Association, as an Issuing Bank, Union Bank, N.A. as Administrative Agent and an Issuing Bank, and the financial institutions identified hereof as Continuing Lenders and Exiting Lender.

10.2	Bond Delivery Agreement, dated as of April 18, 2014, between Avista Corporation and Union Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	April 22, 2014	/s/ Mark T. Thies
Mark T. Thies
Senior Vice President,
Chief Financial Officer, and Treasurer